                                                                    EXHIBIT 11.1
                                                                        (1 OF 2)


                            CASTLE ENERGY CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                   THREE MONTHS ENDED JUNE 30,
                                                                   -------------------------------------------------------
                                                                              2005                           2004
                                                                   -------------------------     -------------------------
                                                                      BASIC        DILUTED         BASIC         DILUTED
I.      Shares Outstanding, Net of Treasury

          Stock, net                                                7,111,479      7,111,479      6,715,112      6,715,112
          Purchase of treasury stock (weighted)                           (21)           (21)
                                                                   ----------     ----------     ----------     ----------
                                                                    7,111,458      7,111,458      6,715,112      6,715,112
II.     Weighted Equivalent Shares:

          Assumed options exercised                                                                                303,600
                                                                   ----------     ----------     ----------     ----------

III.    Weighted Average Shares and Equivalent Shares               7,111,458      7,111,458      6,715,112      7,018,712
                                                                   ==========     ==========     ==========     ==========

IV.     Net Income (Loss)                                          $     (496)    $     (496)    $    2,713     $    2,713
                                                                   ==========     ==========     ==========     ==========

V.      Net Income (Loss) Per Share                                $     (.07)    $     (.07)    $      .40     $      .39
                                                                   ==========     ==========     ==========     ==========

                                                                    EXHIBIT 11.1
                                                                        (2 OF 2)


                            CASTLE ENERGY CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                   NINE MONTHS ENDED JUNE 30,
                                                                   -------------------------------------------------------
                                                                              2005                           2004
                                                                   -------------------------     -------------------------
                                                                      BASIC        DILUTED         BASIC         DILUTED
I.      Shares Outstanding, Net of Treasury

          Stock, net                                                6,996,774      6,996,774      6,652,995      6,652,995
          Purchase of treasury stock (weighted)                            (7)            (7)
                                                                   ----------     ----------     ----------     ----------
                                                                    6,996,767      6,996,767      6,652,995      6,652,995

II.     Weighted Equivalent Shares:

          Assumed options exercised                                                  158,074                       233,696
                                                                   ----------     ----------     ----------     ----------

III.    Weighted Average Shares and Equivalent Shares               6,996,767      7,154,841      6,652,995      6,886,691
                                                                   ==========     ==========     ==========     ==========

IV.     Net Income (Loss)                                          $    2,727     $    2,727     $   13,633     $   13,633
                                                                   ==========     ==========     ==========     ==========

V.      Net Income (Loss) Per Share                                $      .39     $      .38     $     2.05     $     1.98
                                                                   ==========     ==========     ==========     ==========